                                                                  Exhibit 99.f.7


                               MCG MASTER TRUST

                         MCG MASTER TRUST CLASS B NOTE

          THIS CLASS B NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIROR THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR (II) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS NOTE BY THE ACQUIROR.

        THE PRINCIPAL OF THIS NOTE WILL VARY AS ADVANCES ARE MADE AND PAID DOWN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF

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THIS NOTE AT ANY TIME MAY BE LESS THAN THE MAXIMUM AMOUNT SHOWN ON THE FACE
HEREOF.


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          No. B-1


                      SEE REVERSE FOR CERTAIN DEFINITIONS



          MCG Master Trust, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to MCG Finance Corporation II, or registered assigns, its Percentage Interest of the Outstanding Amount of the Class B Notes that remains unpaid from time to time in accordance with the terms of the Indenture and the other Basic Documents; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the June 2020 Remittance Date (the "Final Maturity Date") and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture.

          The principal of and interest on this Series 2000-1 Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is made to the further provisions of this Series 2000-1 Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 2000-1 Class B Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Series 2000-1 Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
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          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.



Date:  June 16, 2000               MCG MASTER TRUST


                             By:   WILMINGTON TRUST COMPANY
                                   not in its individual capacity but solely as
                                   Owner Trustee under the Trust Agreement,


                                   By: /s/ James P. Lawler
                                      -------------------------

                                           Authorized Signatory



               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of MCG Master Trust designated above and referred to in the within-mentioned Indenture.



Date:  June 16, 2000               Norwest Bank Minnesota, National Association,
                                   not in its individual capacity but solely as Indenture Trustee,


                                   By: /s/ Marianna C. Stershic
                                       ------------------------

                                           Authorized Signatory

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its MCG Master Trust Notes (herein called the "Notes"), all issued under an Indenture dated as of June 1, 2000 as supplemented by the Terms Supplement dated as of June 1, 2000 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

          As described above, the entire unpaid principal amount of this Series 2000-1 Class B Note shall be due and payable on the earlier of the Final Maturity Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Series 2000-1 Class B Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Series 2000-1 Class B Notes have been declared to be immediately due and payable in the manner provided in of the Indenture. All principal payments on the Series 2000-1 Class B Notes shall be made pro rata to the Noteholders entitled thereto.

          Each Noteholder, by acceptance of a Series 2000-1 Class B Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Series 2000-1 Class B Notes or under any certificate or other writing delivered in connection therewith, against the Seller, the Servicer, the Originator, the Indenture Trustee or the Owner Trustee in its individual capacity or any of their affiliates.

          On each Remittance Date, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Series 2000-1 Class B Note is registered at the close of business on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest of the Class of Notes evidenced by this Series 2000-1 Class B Note and the amount required to be distributed to Holders of Notes on such Remittance Date pursuant to Section 3.05 of the Indenture.

          The Series 2000-1 Class B Notes shall be non-interest bearing.

          Distributions on this Note will be made by the Indenture Trustee or Paying Agent by check or by wire transfer of immediately available funds, as set forth in the Sale and Servicing Agreement, to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor.

          Notwithstanding the above, the final distribution on this Series 2000-1 Class B Note will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency maintained for that purpose by the Note Registrar.

          As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Funding Account and the Expense Account may be made by the Indenture Trustee from time to time for purposes other than distributions to Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Instruments.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices or agencies maintained by the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

          The Series 2000-1 Class B Note is issuable only as a registered Note. As provided in the Indenture and subject to certain limitations therein set forth, the Series 2000-1 Class B Note is exchangeable for a new Series 2000-1 Class B Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith; provided, however, that a service charge may be made with respect to replacing any mutilated, destroyed, lost or stolen Notes.

          The Servicer, the Seller, the Indenture Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

          The obligations and responsibilities created by the Indenture shall terminate upon the payment to Noteholders of such Series of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust.
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                                  ASSIGNMENT



          Social Security or taxpayer I.D. or other identifying number of assignee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
                        (name and address of assignee)

          the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  _______________________          __________________________________1

                                         Signature Guaranteed:
-------------
1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.